JDA Software Group, Inc. NEWS RELEASE	EXHIBIT 99.2 Investor Relations Contacts: Lawrence Delaney, Jr., The Berlin Group Tel: 714-734-5000; larry@berlingroup.com Kris Magnuson, Exec. VP/CFO JDA Software Group, Inc; Tel: 480-308-3000

JDA Software Announces First Quarter 2003 Results

Scottsdale, Ariz. – April 21, 2003 – JDA® Software Group, Inc. today announced financial results for the first quarter ended March 31, 2003. JDA reported first quarter 2003 revenues of $41.3 million and software revenues of $7.7 million, compared to total revenues of $59.1 million and software revenues of $19.5 million in first quarter 2002. The Company also reported a GAAP net loss of $2.2 million, or $0.08 per share in first quarter 2003, as compared to net income of $4.5 million, or $0.16 per share in first quarter 2002. These results are consistent with the preliminary first quarter 2003 results announced on April 2, 2003.

     The adjusted non-GAAP loss for first quarter 2003 was $0.02 per share, excluding amortization of intangibles ($1.8 million) and relocation costs to consolidate development and support activities ($682,000), compared with adjusted non-GAAP income of $0.20 per share in first quarter 2002, excluding amortization of intangibles ($1.8 million). Cash flow from operations on a per share basis increased by 12% to $0.18 per share in first quarter 2003 from $0.16 per share in first quarter 2002.

     “Our retail customers and their suppliers are being directly impacted by uncertain macro economic conditions. As a result, our software licenses declined compared to first quarter 2002,” commented Jim Armstrong, CEO. “This decrease in revenues was offset in part by the cost savings we realized from the reorganization of the Company in fourth quarter 2002 to re-align our cost structure and implement the Customer Value Program.”

     “Because JDA remains financially strong, we can continue our significant investments in our customer relations program, our associates’ professional growth and our product development, which will position our Company for returned growth when the market improves,” added Armstrong.

FIRST QUARTER 2003 HIGHLIGHTS

•	Customer Value Program Advancements: JDA made a substantial investment in its educational center, the Business Management Institute, during the first quarter by expanding professional growth opportunities for its associates. More than 480 associates attended a two and one-half day Portfolio Framework class, offered in 13 offices around the world, to gain a business level understanding of JDA’s comprehensive products and integrated processes that will facilitate improved utilization. Plus 32 customer-facing teams established their charters detailing goals and metrics related to increasing customer value. Over 68% of our direct global sales associates also participated in an intensive two and one-half day sales training course.

•	Release of Portfolio 2003.5: The Company launched JDA Portfolio 2003.5, the second major synchronized release of its comprehensive collection of products, in first quarter. Portfolio 2003.5

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delivered expanded integration with JDA’s acquired and internally developed applications as well as with third party software including PkMS®, Manhattan Associates’ (Nasdaq: MANH) leading supply chain execution solution. JDA also made significant progress with its .Net migration.

     JDA ended the first quarter 2003 with $105.7 million in cash and marketable securities versus $101.9 million at December 31, 2002. The Company generated $5.1 million in cash flow from operations in first quarter 2003 compared to $4.7 million in first quarter 2002. DSOs were 81 days at March 31, 2003 compared to 96 days at March 31, 2002.

CONFERENCE CALL INFORMATION

     JDA will hold a conference call to discuss fourth quarter results on April 21, 2003 at 4:45 pm EDT. To participate in the call, dial 1-800-921-9431 (United States) or 1-973-935-8505 (International) and ask the operator for the “JDA First Quarter 2003 Earnings.” A replay of the conference call will begin April 21, 2003 at 9:00 pm EDT and will end on May 5, 2003 at 12:00 am EDT. Callers can hear the replay by dialing 1-877-519-4471 (United States) or 1-973-341-3080 (International) using Access 3822466.

     To participate in a Web cast of the call visit www.vcall.com/EventPage.asp?ID=82954.

ABOUT JDA SOFTWARE

     With more than 4,800 retail, wholesale and manufacturing clients in 60 countries, JDA Software Group, Inc. (Nasdaq:JDAS) is the global leader in delivering integrated software and professional services for the retail demand chain. By capitalizing on its market position and financial strength, JDA commits significant resources to advancing JDA Portfolio, its suite of merchandising, POS, analytic and collaborative solutions that improve revenues, efficiency and customer focus. Founded in 1985, JDA is headquartered in Scottsdale, Arizona and employs more than 1,200 associates operating from 31 offices in major cities throughout North America, South America, Europe, Asia and Australia. For more details, visit www.jda.com, call 1-800-479-7382 or email info@jda.com.

We do not believe this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Nevertheless, some statements, such as Mr. Armstrong’s statement that because JDA remains financially strong, the Company can continue its significant investments in customer relations programs, associates’ professional growth and product development, which will position the Company for returned growth when the market improves, could be seen to have forward-looking implications. The occurrence of future events may involve a number of risks and uncertainties, including, but not limited to: the risk to our operating results of ongoing uncertain economic conditions and the inherent unpredictability on a quarterly basis of retailers’ demands for our products and services; the risk that the CVP initiative will not result in expected benefits, and could result in disruptions to our development, implementation and sales activities due to our reduction in force; and other risks detailed from time to time in the “Risk Factors” section of our filings with the Securities and Exchange Commission. As a result of these and other risks, actual results

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may differ materially from those predicted. We undertake no obligation to update information in this release.

“JDA” and “JDA Portfolio are trademarks or registered trademarks of JDA Software Group. Any trade, product or service name referenced in this document using the name “JDA” is a trademark and/or property of JDA Software Group. All other trade, product, or service names referenced in this release may be trademarks or registered trademarks of their respective holders’.

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JDA SOFTWARE GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(unaudited)

	March 31,	December 31,
	2003	2002

CASH AND INVESTMENTS	$105,748	$101,855
ACCOUNTS RECEIVABLE, net	36,984	47,077
OTHER CURRENT ASSETS	28,164	25,517
PROPERTY AND EQUIPMENT, net	21,778	21,337
GOODWILL AND OTHER INTANGIBLES, net	114,655	116,436
PROMISSORY NOTE RECEIVABLE	2,976	3,017

Total assets	$310,305	$315,239

DEFERRED REVENUE	$29,773	$23,331
OTHER CURRENT LIABILITIES	21,427	29,977
DEFERRED TAX LIABILITY	4,180	5,165
STOCKHOLDERS’ EQUITY	254,925	256,766

Total liabilities and stockholders’ equity	$310,305	$315,239

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JDA SOFTWARE GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in thousands, except share data, unaudited)

	Three Months
	Ended March 31,

	2003	2002

REVENUES:
Software licenses	$7,703	$19,533
Maintenance	16,444	13,016

Product revenues	24,147	32,549
Consulting services	15,601	24,571
Reimbursed expenses	1,507	2,030

Services revenues	17,108	26,601
Total revenues	41,255	59,150
COST OF REVENUES:
Cost of software licenses, excluding amortization of acquired software technology	241	411
Cost of maintenance	3,916	3,398

Cost of product revenues	4,157	3,809
Cost of consulting services	14,060	17,830
Reimbursed expenses	1,507	2,030

Cost of services revenues	15,567	19,860
Total cost of revenues	19,724	23,669
GROSS PROFIT	21,531	35,481
OPERATING EXPENSES:
Product development	10,180	10,401
Sales and marketing	7,567	9,390
General and administrative	5,309	7,477

Total operating expenses	23,056	27,268

INCOME (LOSS) FROM OPERATIONS, excluding amortization of intangibles and relocation costs to consolidate development and support activities	(1,525)	8,213
Amortization of intangibles, including acquired software technology	1,781	1,751
Relocation costs to consolidate development and support activities	682	—

OPERATING INCOME (LOSS)	(3,988)	6,462
Other income, net	545	581

INCOME (LOSS) BEFORE INCOME TAXES	(3,443)	7,043
Income tax (benefit) provision	(1,205)	2,498

NET INCOME (LOSS)	$(2,238)	$4,545

BASIC EARNINGS (LOSS) PER SHARE	$(.08)	$.17
DILUTED EARNINGS (LOSS) PER SHARE	$(.08)	$.16
SHARES USED TO COMPUTE PER SHARE AMOUNTS:
Basic	28,452	27,383
Diluted	28,452	28,983

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JDA SOFTWARE GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in thousands, except share data, unaudited)

	Three Months
	Ended March 31,

	2003	2002

NON-GAAP MEASURES OF PERFORMANCE:
NON-GAAP EARNINGS (LOSS) PER SHARE:
DILUTED EARNINGS (LOSS) PER SHARE (GAAP BASIS)	$(.08)	$.16
Adjustments for other non-GAAP measures of performance, net of tax:
Add back amortization of intangibles	$.04	$.04
Add back relocation costs to consolidate development and support activities	$.02	—

Adjusted non-GAAP earnings (loss) per share	$(.02)	$.20

CASH FLOW PER SHARE FROM OPERATIONS	$.18	$.16

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